EXHIBIT 10.3

GRANT OF TIME-BASED RSU AWARD PURSUANT TO THE
IZEA WORLDWIDE, INC. 2023 INDUCEMENT PLAN
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Participant:
Grant Date:
Number of RSUs Granted:
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THIS TIME-BASED RESTRICTED STOCK UNIT AWARD (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between IZEA Worldwide, Inc., a Nevada corporation (the “Company”), and the Participant specified above, pursuant to the IZEA Worldwide, Inc. 2023 Inducement Plan, as in effect and as amended from time to time (the “Plan”), as administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”).

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the time-based Restricted Stock Units (“RSUs”) provided herein to the Participant; and

WHEREAS, capitalized terms used in this Agreement and not otherwise defined in this Agreement have the meanings ascribed to them in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, receipt of which is acknowledged, the parties hereto hereby mutually covenant and agree as follows:

1.Grant of Time-Based Restricted Stock Units. In consideration of services rendered and to be rendered to the Company by the Participant, the Company hereby grants to the Participant, upon the terms and subject to the conditions set forth in this Agreement and in the Plan, as of the Grant Date specified above, an award consisting of the number of RSUs specified above. The Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the equity of the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement. The Committee may, in its sole discretion, make adjustments or take other equitable actions to remediate any dilutive effect resulting from any strategic transaction, including in connection with any Change of Control.

2. Vesting.

(a) Vesting. Subject to the provisions of Sections 2(b) and 2(c) below, the RSUs subject to this Award shall become vested as follows, provided that the Participant has not ceased to perform services to the Company for any reason or no reason, with or without cause, prior to each such vesting date:

Number and Percentage of Shares	Vesting Date

(b) Board Discretion to Accelerate Vesting. In addition to the foregoing, the Board may, in its sole discretion, accelerate vesting of the RSUs at any time and for any reason.

(c) Forfeiture. In the event that the Participant ceases to perform services to the Company for any reason or no reason, with or without cause, all of the RSUs that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation. The Participant shall have no further rights with respect to any RSUs that are so forfeited. If the Participant provides services to a subsidiary of the Company, any references in this Agreement to provision of services to the Company shall instead be deemed to refer to service with such subsidiary.

3. Delivery of Shares.

(a) General. Subject to the provisions of Section 3(b) hereof, within thirty (30) days following the vesting of the RSUs, the Participant shall receive the number of shares of Common Stock that correspond to the number of RSUs that have become vested on the applicable vesting date, less any shares withheld by the Company pursuant to Section 8 hereof.

(b) Blackout Periods. If the Participant is subject to any Company “blackout” policy or other trading restriction imposed by the Company on the date such distribution would otherwise be made pursuant to Section 3(a) hereof, such distribution shall be instead made on the earlier of (i) the date that the Participant is not subject to any such policy or restriction and (ii) the later of (A) the end of the calendar year in which such distribution would otherwise have been made and (B) a date that is immediately prior to the expiration of two and one-half months following the date such distribution would otherwise have been made hereunder.

4. Restrictions on Transfer. No portion of the RSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the RSUs as provided herein, except that the Participant may transfer such unvested RSUs: (a) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Committee (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such RSUs shall remain subject to this Agreement (including without limitation the vesting and forfeiture provisions set forth in Section 2 and the restrictions on transfer set forth in this Section 4) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement; or (b) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation) (collectively, the “Transfer Restrictions”). The Company shall not be required (i) to transfer on its books any of the RSUs that have been transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of the RSUs or to pay dividends to any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement.

5. Restrictive Legends. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates, if any, representing shares of Common Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates, if any, representing shares of Common Stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 5.

6. Rights as Stockholder. Except as otherwise provided herein, the Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any RSU unless and until the Participant has become the holder of record of such shares. Cash dividends on the number of shares of Common Stock issuable hereunder shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided that such cash dividends shall not be deemed to be reinvested in shares of Common Stock and shall be held uninvested and without interest and paid in cash at the same time that the shares of Common Stock underlying the RSUs are delivered to the Participant in accordance with the provisions hereof. Stock dividends on shares of Common Stock shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided that such stock dividends shall be paid in shares of Common Stock underlying the RSUs are delivered to the Participant in accordance with the provisions hereof.

7. Provisions of the Plan. This Agreement is subject to the provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the RSUs awarded hereunder), a copy of which is furnished to the Participant with this Agreement. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

8. Tax Matters.

(a) Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local, foreign or other taxes of any kind required by law to be withheld with respect to the vesting of the RSUs. On each date on which the RSUs vest, the Company shall deliver written notice to the Participant of the amount of withholding taxes due with respect to the vesting of the RSUs that vest on such date. The Participant shall satisfy such tax withholding obligations by transferring to the Company, on each date on which RSUs vest under this Agreement, such number of shares that are issuable on such date as have a fair market value (calculated using the last reported sale price of the Common Stock of the Company on The Nasdaq Capital Market (or, if the Company’s Common Stock is not then traded on The Nasdaq Capital Market, then on any other United States stock exchange upon which the Company’s Common Stock is then listed, or otherwise as reported through the facilities of the OTC Markets Group, Inc.) on the trading date immediately prior to such vesting date) equal to the amount of the Company’s tax withholding obligation in connection with the vesting of such RSUs (such withholding method, a “Surrender”), unless, prior to any vesting date, the Committee determines that a Surrender shall not be available to the Participant, in which case, the Participant shall be required to satisfy the Participant’s tax obligations hereunder in a manner permitted by the Plan upon the vesting date.

(b) Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the RSUs are intended to be exempt from, or otherwise comply with, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent as is reasonable under the circumstances. The Company makes no guarantees with respect to the tax treatment of any RSUs.

9. Miscellaneous.

(a) Compliance with Laws. The grant of RSUs and the issuance of shares of Common Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules, and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act, and in each case any respective rules and regulations promulgated thereunder) and any other law, rule, regulation, or exchange requirement applicable thereto. The Company shall not be obligated to issue any RSUs or any shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the RSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

(b) Authority of Committee. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Committee shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan. All decisions and actions by the Committee with respect to this Agreement shall be made in the Committee’s discretion and shall be final and binding on the Participant.

(c) No Right to Continued Service. The Participant acknowledges and agrees that this Agreement does not constitute an express or implied promise of continued service relationship with the Participant or confer upon the Participant any rights with respect to a continued service relationship with the Company.

(d) Acquired Rights. The Participant acknowledges and agrees that: (i) the Company may terminate or amend the Plan at any time; (ii) the award of the RSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (iii) no past grants or awards (including, without limitation, the RSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (iv) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

(e) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada, excluding conflict of law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

(f) Exclusive Jurisdiction/Venue. All disputes that arise from or relate to this Agreement shall be decided exclusively by binding arbitration in Orlando, Florida under the Commercial Arbitration Rules of the American Arbitration Association. The parties agree that the arbitrator’s award shall be final, and may be filed with and enforced as a final judgment by any court of competent jurisdiction.

(g) Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Chief Financial Officer or the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

(h) Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement

(i) Counterparts. This Agreement may be executed in one or more counterparts (including in pdf format or by other electronic means), each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

(j) Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(k) Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign any part of this Agreement without the prior express written consent of the Company.

(l) Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

(m) Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

IZEA WORLDWIDE, INC.

By:
Name:
Title:

I hereby acknowledge that I have read this Agreement, have received and read the Plan, and understand and agree to comply with the terms and conditions of this Agreement and the Plan.
PARTICIPANT ACCEPTANCE

[To be accepted electronically]

__________________________________________
Name:

Signature Page to Grant of Time-Based RSU Award